UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 22, 2009
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2009, the Office of the Special Master for TARP Executive Compensation issued a Determination Memorandum to American International Group, Inc. (“AIG”) with respect to AIG’s compensation of its top twenty-five most highly compensated employees (the “Covered Employees”). The Determination Memorandum sets significant new restrictions on compensation of the Covered Employees.
     AIG voluntarily delayed a number of previously committed payments throughout 2009, including delaying the payment of previously granted retention awards to executive officers pending the release of the Determination Memorandum. These awards were initially payable 60 percent on December 31, 2008, and later extended to April 2009, and 40 percent payable December 31, 2009, and later extended to April 2010. These awards and their status were discussed in AIG’s Proxy Statement in respect of its 2009 Annual Meeting of Shareholders (the “2009 Proxy Statement”). There are four Covered Employees who were granted these retention awards, including David L. Herzog, Executive Vice President and Chief Financial Officer, and Kristian P. Moor, Executive Vice President — Property Casualty Group.
     In light of public concerns regarding levels of executive compensation and as discussed with the Office of the Special Master, the Compensation and Management Resources Committee of AIG’s Board of Directors (the “Committee”) determined to make payment of these previously granted and earned executive retention awards contingent upon meeting performance goals related to AIG’s restructuring and to divide the April 2009 amount into three equal installments to be paid (subject to performance) in June, September and December, 2009. The Committee previously determined that AIG had achieved sufficient performance under its restructuring plan to permit the payment of the first two installments (the “Past Due Installments”), and in the Determination Memorandum, the Office of the Special Master concluded that further “restructuring of these ‘retention’ contracts would not be consistent with the Public Interest Standard.” (This conclusion was with respect to three Covered Employees.)
     On October 23, 2009, the Committee authorized payment of the Past Due Installments of the executive retention award, resulting in authorized payments of $1,000,000 and $1,600,000 to Messrs. Herzog and Moor, respectively. The authorized Past Due Installments for the Covered Executives aggregated $4,000,000 and for all AIG executive officers were $12,100,000.
     Mr. Edmund S.W. Tse, former Senior Vice Chairman — Life Insurance, who retired at the 2009 Annual Meeting of Shareholders, is also a Covered Employee. AIG has authorized the payment of contractual obligations due on Mr. Tse’s retirement that were delayed and previously disclosed in the 2009 Proxy Statement. Mr. Tse will not be entitled to any additional payments as a result of his service during 2009 as an AIG employee. As described in the 2009 Proxy Statement, Mr. Tse is also party to a Service Agreement with American International Assurance Company, Limited, an insurance subsidiary of AIG based in Hong Kong.
     The Determination Memorandum is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. The significant restrictions and limitations on compensation imposed by the Determination Memorandum may adversely affect AIG’s ability to retain and motivate its highest performing employees. An inability of AIG to retain and motivate its highest performing employees may impact its ability to stabilize its businesses, execute on its asset disposition plan and prepare and make required filings with the Securities and Exchange Commission and other federal, state and foreign regulators. See Item 1A. Risk Factors in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 for a further discussion of the impact that restrictions on AIG’s ability to appropriately compensate its employees may have on its business.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
     Exhibit 10.1 Determination Memorandum, dated October 22, 2009, from the Office of the Special Master for TARP Executive Compensation to AIG.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: October 23, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary